Exhibit 10.6.2

Subscription Agreement
February 2, 2008
Redgate Media Inc.
Redgate Media AD Co., Ltd.
and
Yang Qian

SUBSCRIPTION AGREEMENT

Subscription Agreement
THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is made in Beijing, the People’s Republic of China (the PRC), on February 2, 2008
Among
Redgate Media Inc. (“Company”), a company incorporated under the laws of Cayman Islands with its registered office at Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman, Cayman Islands, British West Indies;
and
Redgate Media AD Co., Ltd ( ) (“PRC Redgate ( )” ), a company incorporated under the laws of the PRC with its registered office at 8/F CITIC Building B, 19 Jianguomenwai St, Chaoyang, Beijing, China;
and
Yang Qian (“Subscriber”), citizen of the PRC, whose PRC identity card number is 110105720423112
The Company, PRC Redgate () and the Subscriber are collectively referred to as the “Parties” and individually as a “Party”.
Recitals:
A.	Subject to this Agreement, the Company has agreed to issue or procure the issuance of the Subscribed Shares (as defined hereinafter) or effect cash payment (“Total Consideration”, has the meaning as set out in the Article 1 of this Agreement) to the Subscriber in consideration of the Subscriber’s undertaking of the non-competition obligations to the Company as set out herein;

B.	The obligations of the Parties referred to in Recital A are subject to satisfaction or waiver of the conditions precedent hereunder.

Subscription Agreement
Therefore, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions herein set forth, the Parties hereto agree as follows:
ARTICLE 1 DEFINITIONS
Section 1.1 Specific Definitions
As used in this Agreement, the following terms shall have the meanings set forth or referenced below:
“Business Day” means any day other than a Saturday, a Sunday or a day in which banks in either the PRC or the Hong Kong Special Administrative Region (“Hong Kong”) are closed for business.
“Completion” means the completion of the issue and allotment of the Tranche A Completion, Tranche B and Tranche C Completion respectively.
“Confidential Information” means all confidential, non-public or proprietary information belonging to a Party regardless of how the information is stored or delivered, exchanged between the Parties before, on or after the date of this Agreement relating to the business, technology or other affairs of the Party who provides such information, but excludes information which:
(i)	is in or becomes part of the public domain other than through a breach of this Agreement or an obligation of confidence owed to the Party to whom the information belongs;

(ii)	the recipient of the information can prove was already known to it at the time of disclosure by the Party to whom the information belongs (unless such knowledge arose from disclosure of information in breach of an obligation of confidentiality); or

(iii)	the recipient acquires from a source other than the Party to whom the information belongs, where such source is entitled to disclose the same to the recipient.
“Encumbrance” means any mortgage, pledge, option, right of first refusal or any other kind of security interest or claim against a proprietary right.

Subscription Agreement
“Equity Transfer Agreement” means the equity transfer agreement in relation to 100% of equity interests of Alliance Online Advertising Co., Ltd. () (“Alliance Online”) to be entered into by and among PRC REDGATE (), Alliance Online and the Subscriber on the same date as this Agreement.
“IPO” means an initial public offering of the shares of the Company on any stock exchange (or if any subsidiary of the Company shall have an initial public offering of its shares prior to the Company, then this definition shall apply to the offering by such subsidiary instead). Such company as is the subject of the IPO shall be referred to as “Listco” herein.
“Listco” shall have the meaning set out in the definition of “IPO”.
“PRC” means the People’s Republic of China excluding, for the purpose of this Agreement, Hong Kong Special Administrative Region and Macau Special Administrative Region and Taiwan.
“RMB” means Renminbi, the lawful currency of the PRC.
“Shares” means the issued share capital of the Company.
“Subscribed Shares” means the common shares of the Listco to be issued or procured to be issued by the Company to the Subscriber, being the Tranche A Shares, the Tranche B Shares and/or the Tranche C Shares.
“Share Transfer Price” means the “” as set out in the Article 2.1 of the Equity Transfer Agreement.
“Total Consideration” means the Subscribed Shares or Cash Payment, with the Share Transfer Price being included.
“Tranche A Completion” means the completion of the issue and allotment of the Tranche A Shares (if any) in accordance with this Agreement.
“Tranche B Completion” means the completion of the issue and allotment of the Tranche B Shares (if any) in accordance with this Agreement.
“Tranche C Completion” means the completion of the issue and allotment of the Tranche C Shares (if any) in accordance with this Agreement.

Subscription Agreement
“Cash Payment” means any cash payment to be made by the Company to the Subscribers pursuant to Article 2 of this Agreement, being the Tranche A Cash Payment Payment, the Tranche B and/or the Tranche C Cash Payment.
“Tranche A Completion Date” means 15 days after the fulfillment of the last condition precedent under Section 2.4 or any other date agreed by the Company and the Subscriber in writing.
“Tranche B Completion Date” means 15 days after the fulfillment of the last condition precedent under Section 2.5 or any other date agreed by the Company and the Subscriber in writing.
“Tranche C Completion Date” means 15 days after the fulfillment of the last condition precedent under Section 2.6 or any other date agreed by the Company and the Subscriber in writing.
“Tranche A Shares” means the Shares (if any) to be subscribed by the Subscriber pursuant to Section 2.2(a)(i) of this Agreement.
“Tranche B Shares” means the Shares (if any) to be subscribed by the Subscriber pursuant to Section 2.2(a)(ii) of this Agreement.
“Tranche C Shares” means the Shares (if any) to be subscribed by the Subscriber pursuant to Section 2.2(a)(iii) of this Agreement.
“Tranche A Cash Payment” means the cash payment to be made to the Subscriber (if any) pursuant to Seciton 2.2(b)(i) of this Agreement.
“Tranche B Cash Payment” means the cash payment to be made to the Subscriber (if any) pursuant to Section 2.2(b)(ii) of this Agreement.
“Tranche C Cash Payment” means the cash payment to be made to the Subscriber (if any) pursuant to Section 2.2(b)(iii) of this Agreement.
“USD” means US dollars, the lawful currency of the United States of America.
“US GAAP” means the general accepted accounting principles established by the Financial Accounting Standards Board of the United States of America as amended from time to time.

Subscription Agreement
Section 1.2 Other Terms Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning indicated throughout this Agreement.
Section 1.3 General interpretation
Unless the contrary intention appears or otherwise defined, in this Agreement:
(a)	(Articles, Sections, clauses, annexures and schedules) an Article, Section, clause, annexure or schedule means a reference to a clause in or annexure or schedule to this Agreement;

(b)	(variations or replacement) a document (including this Agreement) includes any variation or replacement of it;

(c)	(reference to statutes) a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(d)	(law) means common law, principles of equity, and statutes;

(e)	(singular includes plural) the singular includes the plural and vice versa;

(f)	(person) the word “person” includes an individual, a firm, a corporation, a partnership, a joint venture, an unincorporated body or association or any government agency;

(g)	(executors, administrators, successors) a particular person includes a reference to the person’s executors, administrators, successors, substitutes (including persons taking by novation) and assigns;

(h)	(two or more persons) an agreement, representation or warranty in favor of two or more persons is for the benefit of them jointly and each of them individually;

(i)	(jointly and severally) an agreement, representation or warranty by two or more persons binds them jointly and each of them individually;

(j)	(calculation of time) if a period of time dates from a given day or the day of an act or event, it is to be calculated exclusive of that day;

(k)	(reference to a day) a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later on any Business Day;

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(l)	(reference to a group of persons) a group of persons or things is a reference to any two or more of them jointly and to each of them individually;

(m)	(meaning not limited) the words “include”, “including”, “for example” or “such as” are not used as, nor is it to be interpreted as, a word of limitation and when introducing an example, do not limit the meaning of the words to which the example relates to that example or examples of a similar kind.
Section 1.4 Headings
Headings (including those in brackets at the beginning of paragraphs) are for convenience only and do not affect the interpretation of this Agreement.
ARTICLE 2 Subscription of the Subscribed Shares
Section 2.1 Issuance of the Subscribed Shares or the Cash Payment
As the inducement for the Subscribers to enter into this Agreement and in consideration of the undertakings of the Subscriber described in Section 2.3, the Company agrees to issue and allot or procure the issuance and allotment of the Subscribed Shares or make the Cash Payment to the Subscriber (as the case may be) on the terms and conditions of this Agreement in 7 working days after last year’s auditing report is issued.
Section 2.2 Determination of Consideration
(a)	if the IPO occurs on or before 31 December 2008 then the Subscriber shall be entitled to the following number of Tranche A Shares, Tranche B Shares and Tranche C Shares:
(i)	Tranche A

X	=	A x C x 40% x D-E
B
Where:

X =	the number of the Tranche A Shares

A =	the audited net profit of Alliance Online for the year ended 31st December 2008 calculated in accordance with US GAAP. (“Alliance Online 2008

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Net Profit”),
B =	the opening price per share of Listco at the IPO

C =	the average of the daily forward price earnings ratio (P/E) of Listco as shown on the Nasdaq website for the ten trading days immediately following the IPO (or if Listco is not listed on NASDAQ, then the same shall be calculated in accordance with such other index as is reasonably determined by the Board of the Company).

D =	60%

E =	the Share Transfer Price (“”) as referred to in the Article 2.1 of the Equity Transfer Agreement(“”).
(ii)	Tranche B

X =	A x C x 40% x D
B
Where:

X =	the number of the Tranche B Shares

A =	the net profit of Alliance Online for the year end 31st December 2009 calculated in accordance with US GAAP (“Alliance Online 2009 Net Profit”),

B =	the average of the closing price per share of Listco for the ten trading days after the adoption of the Alliance Online audited accounts for the financial year ended 31st December 2009 .

C =	the average of the daily forward price earnings ratio (P/E) of Listco for the ten trading days after the adoption of the Alliance Online audited accounts for the financial year ended 31st December 2009 as shown on the Nasdaq website (or if Listco is not listed on NASDAQ, then the same shall be calculated in accordance with such other index as is reasonably determined by the Board).

D =	60%
(iii)	Tranche C

X	=	A x C x 20% x D
B

Subscription Agreement
Where:

X =	the number of the Tranche C Shares

A =	the net profit of Alliance Online for the year end 31st December 2010 calculated in accordance with US GAAP (“Alliance Online 2010 Net Profit”),

B =	the average of the closing price per share of Listco for the ten trading days after the adoption of the Alliance Online audited accounts for the financial year ended 31st December 2010 .

C =	the average of the daily forward price earnings ratio (P/E) of Listco for the ten trading days after the adoption of the Alliance Online audited accounts for the financial year ended 31st December 2010 as shown on the Nasdaq website (or if Listco is not listed on NASDAQ, then the same shall be calculated in accordance with such other index as is reasonably determined by the Board).

D =	60%
(b)	if the IPO occurs after 31 December 2008 and before 31 December 2009 then the Subscriber shall be entitled to the following number of Tranche A Cash, Tranche B Shares and Tranche C Shares:
(i)	Tranche A

if the Alliance Online 2008 Net Profit is more than zero then the Subscriber shall receive the Tranche A Cash Payment as follows:-
= 7 x A x 40%-E

Where:

A =	the Alliance Online 2008 Net Profit

E =	the Share Transfer Price (“”) as referred to in the Article 2.1 of the Equity Transfer Agreement(“”).
if the Alliance Online 2008 Net Profit is zero or less than zero then the Subscriber shall receive 8,000 USD as the Tranche A Cash Payment;

(ii)	Tranche B

Subscription Agreement

X	=	A x C x 40% x D
B
Where:

X =	the number of the Tranche B Shares

A =	the net profit of Alliance Online for the year end 31st December 2009 calculated in accordance with US GAAP (“Alliance Online 2009 Net Profit”),

B =	the average of the closing price per share of Listco for the ten trading days after the adoption of the Alliance Online audited accounts for the financial year ended 31st December 2009 .

C =	the average of the daily forward price earnings ratio (P/E) of Listco for the ten trading days after the adoption of the Alliance Online audited accounts for the financial year ended 31st December 2009 as shown on the Nasdaq website (or if Listco is not listed on NASDAQ, then the same shall be calculated in accordance with such other index as is reasonably determined by the Board).

D =	60%
(iii)	Tranche C

X	=	A x C x 20% x D

B
Where:

X =	the number of the Tranche C Shares

A =	the net profit of Alliance Online for the year end 31st December 2010 calculated in accordance with US GAAP (“Alliance Online 2010 Net Profit”),

B =	the average of the closing price per share of Listco for the ten trading days after the adoption of the Alliance Online audited accounts for the financial year ended 31st December 2010 .

C =	the average of the daily forward price earnings ratio (P/E) of Listco for the ten trading days after the adoption of the Alliance Online audited accounts for the financial year ended 31st December 2010 as shown on the Nasdaq website (or if Listco is not listed on NASDAQ, then the same shall be

Subscription Agreement
calculated in accordance with such other index as is reasonably determined by the Board).

D =	60%
(c)	if the IPO occurs after 31 December 2009 and before 31 December 2010 then the Subscriber shall be entitled to the following number of Tranche A Cash, Tranche B Cash and Tranche C Shares:
(i)	Tranche A

if the Alliance Online 2008 Net Profit is more than zero then the Subscriber shall receive the Tranche A Cash Payment as follows:
= 7 x A x 40%-E

Where:

A =	the Alliance Online 2008 Net Profit

E =	the Share Transfer Price (“”) as referred to in the Article 2.1 of the Equity Transfer Agreement(“”).
if the Alliance Online 2008 Net Profit is zero or less than zero then the Subscriber shall receive 8,000 USD as the Tranche A Cash Payment;

(ii)	Tranche B

if the Alliance Online 2009 Net Profit is more than zero then the Subscriber shall receive the Tranche B Cash Payment calculated as follows:
= 7 x A x 40%

Where:

A =	the Alliance Online 2009 Net Profit
if the Alliance Online 2009 Net Profit is zero or less than zero then the Subscriber shall receive 8,000 USD as the Tranche B Cash Payment;
(iii)	Tranche C

Subscription Agreement

X	=	A x C x 20% x D
B
Where:

X =	the number of the Tranche C Shares

A =	the net profit of Alliance Online for the year end 31st December 2010 calculated in accordance with US GAAP (“Alliance Online 2010 Net Profit”),

B =	the average of the closing price per share of Listco for the ten trading days after the adoption of the Alliance Online audited accounts for the financial year ended 31st December 2010 .

C =	the average of the daily forward price earnings ratio (P/E) of Listco for the ten trading days after the adoption of the Alliance Online audited accounts for the financial year ended 31st December 2010 as shown on the Nasdaq website (or if Listco is not listed on NASDAQ, then the same shall be calculated in accordance with such other index as is reasonably determined by the Board).

D =	60%
(d)	if the IPO does not occur on or before 31 December 2010 then
(i). if the Alliance Online 2008 Net Profit is more than zero then the Subscriber shall receive the Tranche A Cash Payment as follows:-
= 7 x A x 40%-E

Where:

A =	the Alliance Online 2008 Net Profit

E =	the Share Transfer Price (“”) as referred to in the Article 2.1 of the Equity Transfer Agreement(“”).
if the Alliance Online 2008 Net Profit is zero or less than zero then the Subscriber shall receive 8,000 USD as the Tranche A Cash Payment;
(ii). if the Alliance Online 2009 Net Profit is more than zero then the Subscriber shall receive the Tranche B Cash Payment calculated as follows:

Subscription Agreement
= 7 x A x 40%

Where:

A =	the Alliance Online 2009 Net Profit
if the Alliance Online 2009 Net Profit is zero or less than zero then the Subscriber shall receive 8,000 USD as the Tranche B Cash Payment;
(iii). if the Alliance Online 2010 Net Profit is more than zero then the Subscriber shall receive the Tranche C Cash Payment calculated as follows:
= 7 x A x 20%

Where:

A =	the Alliance Online 2010 Net Profit
if the Alliance Online 2010 Net Profit is zero or less than zero then the Subscriber shall receive 4,000 USD as the Tranche C Cash Payment.
In addition to the considerations set forth in Section 2.1 and Section 2.2, the subscriber is entitled to the lesser of (1) the balance of retained earnings account or (2) the cash balance, as of Jan. 31st, 2008.
Section 2.3 Consideration for the Subscribed Shares
In consideration for the Company’s issuance and allotment or procurance of issuance & allotment of the Subscribed Shares or making the Cash Payment the Subscriber undertakes to the Company not to compete with the Company in any way (“Non-Competition Undertaking”) after the effectiveness of the Equity Transfer Agreement. The Non-Competition Undertaking includes, without limitation, competition effected by setting up joint venture or partnership, by recruiting employees of the Company and its subsidiaries, by contract arrangement, or by provision of funds, for a period starting from the date of this Agreement and ending on December 31, 2011. The corresponding non-competition agreement shall be executed in a mutually satisfactory form for the Parties.
Section 2.4 Conditions to the Tranche A Completion

Subscription Agreement
The Company’s obligation to issue or procure the issue of the Tranche A Shares or make the Tranche A Cash Payment at the Tranche A Completion is also subject to the fulfilment of the following conditions:
(a)	(Successful IPO ) Listco has successfully carried out an IPO on or before 31st December 2008 (and subject to the satisfaction of other conditions, the Tranche A Shares will be issued within 60 days from the effective date of IPO). Where the Company shall make the Tranche A Cash Payment, then this condition doesn’t apply.

(b)	(Audit on Alliance Online for the Year 2008) the financial statements of Alliance Online corresponding to the year 2008 have been audited, in accordance with the US GAAP, by the accounting firm designated by the Company. The audit shall occur and be completed within the first 6 calendar months of 2009.

(c)	(Shareholders’ approval) the shareholders of the Company (in respect of both common Shares and preferred shares) have approved or consented to the issue of the Tranche A Shares or making the Tranche A Cash Payment (as the case may be).

(d)	(Board approval) the board of directors of the Company has duly approved the issue of the Tranche A Shares or the making of the Tranche A Cash Payment .

(e)	(Governmental approvals) if legally required, the Subscriber shall have used her reasonable endeavors to obtain all necessary PRC governmental approvals for the subscription of the Tranche A Shares and produced the approval documents to the Company in case the Company should issue the Tranche A Shares.

(f)	(Completion of Equity Transfer) the equity transfer under the Equity Transfer Agreement has been completed, as evidenced by PRC REDGATE () being registered as the sole shareholder of Alliance Online and representatives of PRC REDGATE () being appointed to be all of the directors of Alliance Online.

(g)	(Representations and Warranties) the representations and warranties of the Subscriber under Section 6.1 of this Agreement and the representations and warranties of the Subscriber under Article 3 and Schedule 3 of the Equity Transfer Agreement shall be true and correct as of the Tranche A Completion Date in all material respects, and the Subscriber shall have performed and complied in all material respects with all covenants required by this Agreement to be performed or complied with by them prior to the Tranche A Completion Date.

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Section 2.5 Conditions to the Tranche B Completion
The Company’s obligation to issue or procure the issue of the Tranche B Shares or make the Tranche B Cash Payment (as the case may be) at the Tranche B Completion is also subject to the fulfilment of the following conditions (the Tranche B Completion will be effected within two weeks after the completion of the Audit on Alliance Online for the Year 2009 if all the following conditions having been satisfied):
(a) (Successful IPO if applicable) Listco has successfully carried out an IPO on or before 31st December 2008 . Where the Company shall make the Tranche B Cash Payment, then this condition doesn’t apply.
(b) (Audit on Alliance Online for the Year 2009) the financial statements of Alliance Online corresponding to the year 2009 have been audited, in accordance with the US GAAP, by the accounting firm designated by the Company. The audit shall occur and be completed within the first 6 calendar months of 2010.
(c) (Shareholders’ approval) the shareholders of the Company (in respect of both Shares and preferred shares) have approved or consented to the issue of the Tranche B Shares or make the Tranche B Cash Payment.
(d) (Board approval) the board of directors of the Company has duly approved the issue of the Tranche B Shares or make the Tranche B Cash Payment.
(e) (Governmental approvals) if legally required, the Subscriber shall have used her reasonable endeavors to obtain all necessary PRC governmental approvals for the subscription of the Tranche B Shares and produced the approval documents to the Company in case the Company should issue Tranche B Shares.
(f) (Representations and Warranties) the representations and warranties of the Subscriber under Section 6.1 of this Agreement and the representations and warranties of the Subscriber under Article 3 and Schedule 3 of the Equity Transfer Agreement shall be true and correct as of the Tranche B Completion Date in all material respects, and the Subscriber shall have performed and complied in all material respects with all covenants required by this Agreement to be performed or complied with by them prior to the Tranche B Completion Date.
(g) Alliance Online’s net earning in 2009 is not less than that in 2008.
Section 2.6 Conditions to the Tranche C Completion

Subscription Agreement
The Company’s obligation to issue or procure the issue of the Tranche C Shares or make the Tranche C Cash Payment (as the case may be) at the Tranche C Completion is also subject to the fulfilment of the following conditions (the Tranche C Completion will be effected within two weeks after the completion of the Audit on Alliance Online for the Year 2010 if all the following conditions having been satisfied):
(a) (Successful IPO if applicable) Listco has successfully carried out an IPO on or before 31st December 2008 . Where the Company shall make the Tranche C Cash Payment, then this condition doesn’t apply.
(b) (Audit on Alliance Online for the Year 2010) the financial statements of Alliance Online corresponding to the year 2010 have been audited, in accordance with the US GAAP, by the accounting firm designated by the Company. The audit shall occur and be completed within the first 6 calendar months of 2011.
(c) (Shareholders’ approval) the shareholders of the Company (in respect of both Shares and preferred shares) have approved or consented to the issue of the Tranche C Shares or make the Tranche C Cash Payment.
(d) (Board approval) the board of directors of the Company has duly approved the issue of the Tranche C Shares or make the Tranche C Cash Payment.
(e) (Governmental approvals) if legally required, the Subscriber shall have used her reasonable endeavors to obtain all necessary PRC governmental approvals for the subscription of the Tranche C Shares and produced the approval documents to the Company in case the Company should issue Tranche C Shares.
(f) (Representations and Warranties) the representations and warranties of the Subscriber under Section 6.1 of this Agreement and the representations and warranties of the Subscriber under Article 3 and Schedule 3 of the Equity Transfer Agreement shall be true and correct as of the Tranche C Completion Date in all material respects, and the Subscriber shall have performed and complied in all material respects with all covenants required by this Agreement to be performed or complied with by them prior to the Tranche C Completion Date.
(g) Alliance Online’s net earning in 2010 is not less than that in 2009.
Section 2.7 Adjustment of Consideration
If Alliance online’s net earning in 2009 is less than that in 2008, “D” used in section 2.2 will be discounted accordingly.

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For example,
if net earning in 2009 is RMB 3M, and net earning in 2008 is 4M, “D” will be changed from 60% to (3M / 4M) x 60% = 45%
if net earning in 2010 is RMB 3M, and net earning in 2009 is 4M, “D” will be changed from 60% to (3M / 4M) x 60% = 45%
Section 2.8 Reasonable Endeavors
Each Party must use its reasonable endeavours to obtain the fulfilment of the conditions precedent as described under this Article 2, including procuring performance by a third party. The Parties must keep each other informed of any circumstances which may result in any condition precedent under this Article 2 not being satisfied in accordance with its terms hereof.
ARTICLE 3 Completion
Section 3.1 Time and Place of Completion
Tranche A Completion will take place at 11am on the Tranche A Completion Date at No.5 room,F8,CITIC Building or any other time and place agreed by the Company and the Subscriber.
Tranche B Completion will take place at 11am on the Tranche B Completion Date at No.5 room,F8,CITIC Building or any other time and place agreed by the Company and the Subscriber.
Tranche C Completion will take place at 11am on the Tranche B Completion Date at No.5 room,F8,CITIC Building or any other time and place agreed by the Company and the Subscriber.
Section 3.2 Subscriber’s Obligations at Completion
Unless otherwise waived in writing by the Company, at Tranche A Completion Date, the Subscriber agrees to deliver to the Company the evidence that PRC REDGATE () has been registered as the sole shareholder of Alliance Online, as well as other evidence of

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satisfaction of the conditions to be performed by the Subscriber before Tranche A Completion.
Unless otherwise waived in writing by the Company, at Tranche B Completion Date, the Subscriber agrees to deliver to the Company all evidence required by the Company showing the satisfaction of the conditions to be performed by the Subscriber before Tranche B Completion have been satisfied.
Unless otherwise waived in writing by the Company, at Tranche C Completion Date, the Subscriber agrees to deliver to the Company all evidence required by the Company showing the satisfaction of the conditions to be performed by the Subscriber before Tranche B Completion have been satisfied.
Section 3.3 Company’s Obligations at Completion
Unless otherwise waived in writing by the Subscriber, at Tranche A Completion, Tranche B Completion and Tranche C Completion, the Company agrees (as the case may be) to: make the Cash Payment or fax an instruction to the Company’s registered agent to issue the Tranche A Shares, Tranche B Shares and Tranche C Shares to the Subscriber together with the Company’s board resolutions approving the respective issue. In cases of share issues, the Company shall deliver the share certificate for the Tranche A Shares, Tranche B Shares and Tranche C Shares to the Subscriber within ten Business Days after the Tranche A Completion, Tranche B Completion and Tranche C Completion, respectively.
Section 3.4 Simultaneous Actions at the Completion
In respect of the Completion:
(a) The obligations of the Parties under this Agreement are interdependent; and
(b) All actions required to be performed for the Completion will be deemed to have occurred simultaneously at the Tranche A Completion, Tranche B Completion and Tranche C Completion respectively.
ARTICLE 4 Special Covenants
Section 4.1 Extension of financial facilities by the Company
The Company or its subsidiary will extend financial facilities to Alliance Online to develop its business at the Company’s consideration and discretion.

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Section 4.2 Covenants before Tranche C Completion
Except as required by this Agreement or Equity Transfer Agreement, no resolution of the directors of Alliance Online shall be passed, nor shall any contract or commitment be entered into, in each case, prior to the Tranche C Completion without the prior written consent of the Company or PRC REDGATE (), except that Alliance Online may carry on its business in due course and may pass board resolutions and enter into contracts for so long as they are effected in the ordinary course of business and the company is informed of the same. As management person of Alliance Online, the Subscriber shall manage the operation of Alliance Online in good faith.
The Subscriber shall indemnify the Company or its affiliated companies against all losses incurred by the act or default by Alliance Online or the Subscriber if any before the Tranche C Completion.
ARTICLE 5 Company’s Warranties
Section 5.1 Accuracy of Statements
The Company represents and warrants to the Subscriber that each of the following statements is true, accurate, and not misleading in any material respect with respect to the subject covered therein as of the date of this Agreement and will be true, accurate, and not misleading in any material respect at each of the Tranche A Completion Date, the Tranche B Completion Date and the Tranche C Completion Date:
(a) (Organization, Good Standing and Qualification) The Company is duly organized, validly existing and in good standing under, and by virtue of, the laws of the place of its incorporation or establishment and has all required power and authority to own its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted;
(b) (Power) It has the power to enter into and perform this Agreement and has obtained all necessary consents and authorizations to enable it to do so;
(c) (Binding Obligation) This Agreement constitutes valid and binding obligations upon the Company and is enforceable in accordance with its terms upon the Company, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles;

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(d) (No Breach) This Agreement and Completions do not conflict with or result in a breach of any obligation (including any statutory, contractual or fiduciary obligation) or constitute or result in any default under any provision of its constitution or any material provision of any agreement, deed, writ, order, injunction, judgment, law, rule or regulation to which it is a party or is subject or by which it is bound;
(e) (No Litigation; No Material Change) No action shall have been threatened or instituted against the Company seeking to enjoin, or challenge the validity of, or assert any liability against the Company. There shall be no material adverse change to the business operation of the Company;
(f) (No Creditors Arrangement) No voluntary arrangement has been proposed or reached with any creditors of the Company;
(g) (Solvency) The Company is able to pay its debts as and when they fall due.
Section 5.2 Separate Warranties
Each warranty is to be treated as a separate representation and warranty. The interpretation of any statement made may not be restricted by reference to or inference from any other statement.
ARTICLE 6 Subscriber’s Warranties
Section 6.1 Accuracy of Statements
The Subscriber represents and warrants to the Company that each of the following statements is true and accurate and not misleading in any material respect on the date of this agreement and will be true and accurate and not misleading in any material respect as at the Tranche A Completion Date, Tranche B Completion Date and Tranche C Completion Date as if made on each of those dates:
(a) (Power) The Subscriber has the power to enter into and perform this Agreement and has obtained all necessary consents and authorizations to enable it to do so;
(b) (Binding Obligation) This Agreement constitute valid and binding obligations upon the Subscriber and is enforceable in accordance with its terms upon the Subscriber;
(c) (Compliance with Laws) It is not required to obtain any consents or approvals from, or file a record with, any third party or government authority in connection with subscription of the Subscribed Shares.

Subscription Agreement
Section 6.2 Separate Warranties
Each warranty is to be treated as a separate representation and warranty. The interpretation of any statement made may not be restricted by reference to or inference from any other statement.
Section 6.3 Agreement
The Subscriber agrees to be bound by all the terms and provisions of the memorandum and articles of association of the Company and any shareholders agreements in force between the shareholders of the Company from time to time.
ARTICLE 7 Confidentiality
Section 7.1 Disclosure of Confidential Information
All Confidential Information exchanged between the Parties under this Agreement or during the negotiations preceding this Agreement is confidential to them and may not be disclosed by the recipient of such information to any person except:
(a) employees, legal advisers, auditors and other consultants of the Parties or its affiliated entities requiring the information for the purposes of this Agreement;
(b) with the consent of the Party who supplied the information which consent may be given or withheld in its absolute discretion;
(c) if a Party is required to do so by law or a stock exchange or any regulatory authority to whom it is subject; or
(d) if a Party is required to do so in connection with legal proceedings relating to this Agreement.
ARTICLE 8 Announcements
Section 8.1 Public Announcements
Subject to Section 8.2, neither Party may make or send a public announcement, communication or circular concerning the transactions referred to in this Agreement unless it

Subscription Agreement
has first obtained the other Party’s written consent, such consent not to be unreasonably withheld or delayed.
Section 8.2 Public Announcements Required by Law
Section 8.1 does not apply to a public announcement, communication or circular required by law or a regulation of a stock exchange, if the Party required to make or send it has, if practicable, first consulted and taken into account the reasonable requirements of the other Parties.
ARTICLE 9 Costs
Section 9.1 Costs and Expenses
The Parties agree to pay their own legal and other costs and expenses in connection with the negotiation, preparation, execution and completion of this Agreement and of other related documentation.
ARTICLE 10 Notices
Section 10.1 Form
Unless expressly stated otherwise in this Agreement, all notices, certificates, consents, approvals, waivers and other communications in connection with this Agreement must be in writing, signed by the sender (if an individual) or an authorised officer of the sender (if a company) and marked for the attention of the person as follows: or, if the recipient has previously notified otherwise, then marked for in the manner last notified by any Party to the other Parties.
Notices
(a)	Any notice or other communication shall be deemed to have been served or delivered if sent to the address, or facsimile number (as the case may be) set out in this paragraph (a) such delivery or service being deemed at the following points in time namely:-
(i)	if by facsimile at the time of despatch to the relevant number; or

(ii)	if by hand, when left at the relevant address; or

Subscription Agreement
(iii)	if by post, two Business Days after being put in the post properly addressed to the relevant address with pre-paid postage, provided that any notice or communication that is not dispatched on a Business Day shall be deemed to have been dispatched on the immediately subsequent Business Day.
(b)	For the purposes of notices under this Agreement the following addresses and facsimile numbers shall be used for serving notices on named Parties (unless the Party to be served shall have notified the Party serving the notice in advance and in writing of any change(s) to the same):-
SUBSCRIBER:

Alliance Online Advertising Co., Ltd.

Attention: Yang Qian

Address: No.23 Xidawang Street, Chaoyang District, Beijing, China

Fax: 010-58634084

PRC REDGATE ():

Attention: Zhu Ying

Address: 8/F CITIC Building B, No.19 Jianguomen wai Street, Chaoyang District, Beijing, China

Fax: 010-85263129

Company:

Address: Room 2703, 27th Floor, The Centrium, 60 Wyndham Street, Central, Hong Kong

Fax: (852) 8106 8655

Subscription Agreement
ARTICLE 11 General Provisions
Section 11.1 Discretion in Exercising Rights
A Party may exercise a right or remedy or give or refuse its consent in any way it considers appropriate (including by imposing conditions), unless this Agreement expressly states otherwise.
Section 11.2 Partial Exercising of Rights
If a Party does not exercise a right or remedy fully at any given time, the Party may still exercise the same at a later date.
Section 11.3 Approvals and Consents
A Party may give conditional or unconditional or withhold its approval or consent in its absolute discretion unless this Agreement expressly provides otherwise. By giving its approval or consent a Party does not make or give any warranty or representation as to any circumstance relating to the subject matter of the consent or approval.
Section 11.4 Remedies Cumulative
The rights and remedies provided in this Agreement are in addition to other rights and remedies given by law independently of this Agreement.
Section 11.5 Variation and Waiver
The Agreement and/or any rights herein, may not be waived or varied except in writing, signed by the Parties hereto.
Section 11.6 No merger
The warranties, undertakings and indemnities in this Agreement shall survive the Tranche A Completion and the Tranche B Completion.
Section 11.7 Indemnities

Subscription Agreement
The indemnities in this Agreement are continuing obligations, independent from the other obligations of the Parties under this Agreement and continue after this Agreement ends. It is not necessary for a Party to incur expense or make payment before enforcing a right of indemnity under this Agreement.
Section 11.8 Entire Agreement
This Agreement constitutes the entire agreement of the Parties about its subject matter and supersedes all previous agreements, understandings and negotiations (whether written or oral) between all or any of them in respect of the same. In the event of the Parties executing a Chinese version of this Agreement then the English version shall prevail.
Section 11.9 Construction
No rule of construction applies to the disadvantage of a Party because that Party was responsible for the preparation of, or seeks to rely on, this Agreement or any part of it.
ARTICLE 12 Governing Law and Dispute Resolution
Section 12.1 Governing law
This Agreement is governed by the laws of the Hong Kong Special Administrative Region of the PRC.
Section 12.2 Dispute Resolution
The Parties agree to negotiate in good faith to resolve any dispute or claim between them regarding this Agreement. If the negotiations do not resolve the dispute or claim to the reasonable satisfaction of Parties concerned, then each Party shall nominate one authorized senior officer as its representative. The Parties or their representatives, as the case may be, shall, within thirty (30) days of a written request by any Party to call such meeting, meet in person and attempt in good faith to resolve the dispute or claim.
Each of the parties irrevocably agrees that in the event that any dispute or claim arising out or relating to this Agreement or any breach thereof cannot be resolved as aforesaid then the sameshall be settled by arbitration in accordance with the UNCITRAL Arbitration Rules in force at the time of such dispute or claim, save as may be amended by the subsequent provisions of this Clause.
The place of arbitration shall be in Hong Kong at the Hong Kong International Arbitration

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Centre and shall be conducted in the English language. There shall be a single arbitrator who shall be agreed upon by the parties or, failing which, who shall be selected by the then President of The Law Society of Hong Kong.
ARTICLE 13 Counterparts
This Agreement may consist of a number of copies, each signed by one or more Parties to this Agreement. If so, the signed copies are treated as making up the one document and the date on which the last counterpart is executed will be the date of this Agreement.

Subscription Agreement
IN WITNESS WHEREOF, this Subscription Agreement has been signed on behalf of each of the Parties hereto as of the date first written above.

Redgate Media Inc.
By	/s/ Peter Bush Brack
	Name:	Brack, Peter Bush
	Title:	Chairman & CEO

Redgate Media AD Co., Ltd. ( )
By	/s/ Jin Yue
	Name:	Jin Yue
	Title:	Board Chairman

Yang Qian
By	/s/ Yang Qian